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                                                                     EXHIBIT 3.2
                           CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     NEW ENGLAND INVESTMENT COMPANIES, L.P.

     New England Investment Companies, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that effective on March 31, 1998, Paragraphs numbered 1 and 3 of the Certificate of Limited Partnership are amended to read in their entirety as follows:

     1.   Name.  The name of the limited partnership is Nvest, L.P.

     3. General Partner. The name and business address of the sole general partner of the Partnership are: Nvest Corporation, 399 Boylston Street, Boston, Massachusetts 02116.


     IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a general partner thereunto duly authorized as of the 31st day of March, 1998.

                                    GENERAL PARTNER:

                                    NVEST CORPORATION


                                    By   /s/ Edward N. Wadsworth
                                      ------------------------------------------
                                         Edward N. Wadsworth
                                         Executive Vice President